UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2019
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37932	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⬜	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⬜	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⬜	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	YUMA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring and Exchange Agreement

On September 30, 2019, Yuma Energy, Inc. (the “Company”) and certain of its subsidiaries entered into a Restructuring and Exchange Agreement (the “Restructuring Agreement”) with Red Mountain Capital Partners LLC, a Delaware limited liability company (“Red Mountain”), RMCP PIV DPC, LP, a Delaware limited partnership and an affiliate of Red Mountain (“DPC PIV”), RMCP PIV DPC II, LP, a Delaware limited partnership and an affiliate of Red Mountain (“DPC PIV II” and together with Red Mountain and DPC PIV, the “Investors”), and YE Investment LLC, a Delaware limited liability company and an affiliate of Red Mountain (“YE”), which provides for (i) the modification (the “Loan Modification”) of the Company’s credit facility as discussed below under the Loan Modification Agreement; (ii) the exchange (the “Note Exchange”) of the promissory note evidencing the Modified Note (as defined below) for a convertible note (the “Convertible Note”) with a principal amount of $1.4 million, an interest rate of 5% per annum, payable monthly beginning in January 2020, a maturity date of December 31, 2022, and that is convertible in shares of common stock, $0.001 par value per share of the Company (the “Common Stock”), at a conversion price of $0.1288668927422 per share, and the related elimination of a $360,588 outstanding hedge obligation by YE; and (iii) the amendment and restatement of the Certificate of Designation of the Series D Convertible Preferred Stock (the “Certificate of Designation”) to provide for a reduction of the conversion price of the Series D convertible preferred stock, $0.001 par value per share of the Company (the “Series D Preferred Stock”), from $98.7571635 to $1.44372 per share, and certain other modifications (the “COD Amendment” and collectively with the Loan Modification and the Note Exchange, the “Transactions”).

Consummation of the Transactions is subject to several closing conditions, including (i) approval of the COD Amendment by a majority of the outstanding voting securities of the Company; (ii) approval of the issuance of the shares of Common Stock issuable upon conversion of the Convertible Note (the “Resulting Shares”) by a majority of the voting securities of the Company represented in person or by proxy provided that a quorum is present; (iii) approval of the issuance of the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock (the “COD Shares”) by a majority of the voting securities of the Company represented in person or by proxy provided that a quorum is present; (iv) the absence of any injunction or other legal restraint preventing or making illegal the Transactions; (v) the accuracy of the representations and warranties and compliance with their respective covenants of each of the Company, the Investors and YE; (vi) the absence of a material adverse effect on the Company; (vii) the execution and delivery of a customary Registration Rights Agreement (see below); and (viii) the execution and delivery of a customary Board Rights Agreement (see below).

The Restructuring Agreement provides that during the period from the execution date until the closing of the Transactions, the Company will be subject to certain restrictions on its ability to solicit alternative business proposals from third parties, to provide non-public information to third parties, and to engage in discussions with third parties regarding alternative business combination proposals, subject to customary exceptions. Under the Restructuring Agreement, an alternative business proposal means any proposal that involves the acquisition of 20% or more of the Company’s equity interests or assets.

The Restructuring Agreement provides that, subject to certain terms and conditions, the Company will as promptly as reasonably practicable hold a stockholders meeting for the purpose of approving the COD Amendment, the issuance of the Resulting Shares and the issuance of the COD Shares.

The Restructuring Agreement includes a termination date of December 31, 2019, which may be extended by any party in certain circumstances.

In connection with the closing of the Transactions, the Company will enter into a customary registration rights agreement (the “Registration Rights Agreement”) with the Investors and YE containing provisions by which the Company will, among other things and subject to certain restrictions, file a registration statement with the Securities and Exchange Commission (“SEC”) providing for the registration of the shares of Common Stock issuable upon conversion of the Convertible Note and shares of Common Stock issuable upon conversion of the Series D Preferred Stock and to cooperate in certain underwritten offerings thereof.

In connection with the closing of the Transactions, the Company will enter into a customary board representation rights agreement (the “Board Rights Agreement”) with Red Mountain containing provisions by which Red Mountain has the right but not the obligation to nominate up to four directors to the Board.

Also, in connection with the Transactions, the Company and YE agreed to negotiate in good faith an amended and restated credit agreement (the “A&R Credit Agreement”) providing for an uncommitted delayed draw term loan with (i) a principal amount of up to $2.0 million, (ii) an interest rate of 10%, payable monthly, (iii) a maturity date of September 30, 2022, and (iv) a prepayment penalty of 10% of the principal amount repaid.

The Restructuring Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing summary description of the Restructuring Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. The Restructuring Agreement is filed herewith to provide readers with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Restructuring Agreement were made as of the date of the Restructuring Agreement only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Restructuring Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Restructuring Agreement. Moreover, certain representations and warranties in the Restructuring Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Restructuring Agreement, as characterizations of the actual statements of fact about the parties.

Loan Modification Agreement

On September 30, 2019, the Company and certain of its subsidiaries (collectively, the “Borrowers”) entered into a loan modification agreement (the “Loan Modification Agreement”) with YE which amends the credit agreement dated as of October 26, 2016 (the “Original Credit Agreement”) by and among the Lender party thereto, YE as Administrative Agent (in such capacity, the “Agent”), and the Borrowers, as amended or modified by (A) the First Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 19, 2017, (B) the Second Amendment to Credit Agreement and Borrowing Base Redetermination dated as of May 8, 2018, (C) the Waiver and Third Amendment to Credit Agreement dated as of July 31, 2018, (D) the Limited Waiver dated as of August 30, 2018, in each case among the Lenders, the Agent and the Borrowers, and (E) and the Successor Agent and Issuing Bank Agreement dated as of September 10, 2019 (the agreements in (A) through (E), the “Default Documents”, and the Original Credit Agreement as so amended or modified by the Default Documents, the “Credit Agreement”). The Loan Modification Agreement, among other things, modified the loans outstanding under the Credit Agreement (the “Modified Note”) in that it (i) reduced the outstanding principal balance from approximately $32.8 million, plus accrued and unpaid interest and expenses, to $1.4 million with the forgiveness of approximately $31.4 million plus the accrued and unpaid interest and expenses, (ii) increased the interest rate to 10% per annum payable quarterly until December 21, 2019 and monthly beginning in January 2020, (iii) extended the maturity date to September 30, 2022, and (iv) added an event of default if the Transactions, among other events, do not occur on or before September 30, 2020.

The Loan Modification Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.

Voting Agreement

In connection with the Restructuring Agreement, on September 30, 2019, the Company entered into a voting agreement (the “Voting Agreement”) with certain stockholders of the Company, pursuant to which these entities have agreed, among other things, to vote all shares of Common Stock and Series D Preferred Stock owned by each of them in favor of the COD Amendment, the issuance of the Resulting Shares and the issuance of the COD Shares. As of the date of this Current Report on Form 8-K, such stockholders own approximately 23% of the issued and outstanding shares of Common Stock on an as-converted basis.

The Voting Agreement is included herein as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K regarding the Loan Modification Agreement is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On October 2, 2019, the Company issued a press release regarding a Restructuring Agreement and the transactions contemplated thereby, which press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Restructuring and Exchange Agreement dated September 30, 2019, by and among Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, Davis Petroleum Corp., Red Mountain Capital Partners LLC, RMCP PIV DPC, LP, RMCP PIV DPC II, LP, and YE Investment LLC. (1)

10.2	Loan Modification Agreement dated September 30, 2019, by and among Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, Davis Petroleum Corp., and YE Investment LLC.

10.3	Voting Agreement dated September 30, 2019, by and among Yuma Energy, Inc. and the Stockholders listed on Schedule A thereto.

99.1	Press Release dated October 2, 2019.

(1)
Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the indexes of the Restructuring Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Anthony C. Schnur
	Name:	Anthony C. Schnur
Date: October 2, 2019	Title:	Interim Chief Executive Officer, Interim Chief Financial Officer and Chief Restructuring Officer

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